Exhibit B
JOINT FILING AGREEMENT
     The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(d) of the Securities Exchange Act of 1934, as amended.
Date: May 13, 2008

JANET KRAMPE GRUBE GRANTOR RETAINED ANNUITY TRUST DATED JANUARY 31, 2002

By:	/s/ Janet Krampe Grube
Name: Janet Krampe Grube
Title: Trustee

JANET KRAMPE GRUBE GRANTOR RETAINED ANNUITY TRUST DATED MARCH 18, 2004

By:	/s/ Janet Krampe Grube
Name: Janet Krampe Grube
Title: Trustee

/s/ Janet Krampe Grube
Janet Krampe Grube